UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported)  April 20, 2004


          AEI REAL ESTATE FUND XVII LIMITED PARTNERSHIP
    (Exact Name of Registrant as Specified in its Charter)

                      State of Minnesota
      (State or other Jurisdiction of Incorporation or
                        Organization)



          0-17467                      41-1603719
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


    30 East 7th Street, Suite 1300, St. Paul, Minnesota, 55101
           (Address of Principal Executive Offices)


                         (651) 227-7333
     (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last
                           report)


Item 2.   Acquisition or Disposition of Assets.

       On April 20, 2004, the Partnership sold a Children's World daycare center in Palatine, Illinois to an unrelated third party. The Partnership received net proceeds of approximately $1,287,000 for the property, which resulted in a net gain of approximately $828,000.

       On April 27, 2004, the Partnership sold a Cheddar's restaurant in Davenport, Iowa to an unrelated third party. The Partnership received net proceeds of approximately $2,508,000 for the property, which resulted in a net gain of approximately $1,456,000.

Item 7. Financial Statements and Exhibits.

         (a) A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements. Assuming the Partnership had sold the properties on January 1, 2003:

             The Partnership's Investments in Real Estate would have been reduced by $1,561,214 and its Current Assets (cash) would have increased by $3,795,000 and Partner's Capital would have increased by $2,233,786.

             For the year ended December 31, 2003, Income from Discontinued Operations would have decreased $287,651, representing a decrease in rental income of $340,556, a decrease in depreciation expense of $50,121 and a decrease in property management expenses of $2,784. At December 31, 2003, the two properties were classified as Real Estate Held for Sale. As a result, the operating results of the properties were included in discontinued operations for the year ended December 31, 2003.

             The net effect of these pro forma adjustments would have caused Net Income to decrease from $2,596,383 to $2,308,732, which would have resulted in Net Income of $113.85 per Limited Partnership Unit outstanding for the year ended December 31, 2003.

         (c) Exhibits

                Exhibit 10.1 - Purchase    Agreement   dated
                               January 30, 2004 between  the
                               Partnershipand Marie Chaudhry
                               relating  to the  Property at
                               838   North   Quentin   Road,
                               Palatine,Illinois(incorporated
                               by reference to Exhibit 10.25
                               of Form  10-KSB  filed  March
                               19, 2004).

                Exhibit 10.1 - Purchase   Agreement    dated
                               February   23, 2004   between
                               the  Partnership and   Thomas
                               E.  Slusser   and Patricia A.
                               Slusser relating    to    the
                               Property    at    1221   East
                               Kimberly    Road,  Davenport,
                               Iowa   (incorporated       by
                               reference  to  Exhibit  10.26
                               of   Form    10-KSB     filed
                               March 19, 2004).



                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AEI REAL ESTATE FUND XVII
                              LIMITED PARTNERSHIP

                              By:  AEI Fund Management XVII, Inc.
                              Its:  General Partner


Date:  May 4, 2004            /s/ Patrick W Keene
                              By: Patrick W. Keene
                              Its Chief Financial Officer